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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of Tuboscope Vetco International Corporation for the registration of 16,709,105 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1996, with respect to the consolidated financial statements and schedules of Tuboscope Vetco International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Houston, Texas
March 19, 1996